EX 99.1

Hub Group, Inc. Reports Third Quarter 2009 Earnings

DOWNERS GROVE, IL, October 21, 2009, -- Hub Group, Inc. (NASDAQ: HUBG) today reported income for the quarter ended September 30, 2009 of $9.8 million.  Hub Group’s diluted earnings per share was $0.26 for the third quarter of 2009.

Hub Group’s revenue of $389 million was down 24% compared to $514 million in the third quarter of 2008.  Third quarter intermodal revenue decreased 27% to $270 million.  The decrease was attributable to 9% lower volume, 12% lower fuel and a 6% decrease for price and mix.  Truck brokerage revenue decreased 27% to $74 million this quarter.  Third quarter logistics revenue increased 2% to $45 million.

Hub Group ended the quarter with $123 million in cash.

“We think that the third quarter results were reasonable considering the economic environment.  During this downturn, we have focused on reducing our costs and believe that the efficiencies we have realized will continue to improve our competitive position as the economy recovers,” said David P. Yeager, Chairman and Chief Executive Officer.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Wednesday, October 21, 2009 to discuss its third quarter results and provide an update on 2009 earnings guidance.

Hosting the conference call will be David P. Yeager, Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com ..  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 679-8040.  The conference call participant code is 99408542. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PDR38R4AP. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2008 and the reports on Form 10-Q for the periods ended March 31, 2009 and June 30, 2009.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,

	2009	2008	2009	2008

Revenue	$388,781	$514,212	$1,103,089	$1,430,136
Transportation costs	340,581	451,052	963,958	1,249,635
Gross margin	48,200	63,160	139,131	180,501

Costs and expenses:
Salaries and benefits	22,237	24,116	67,514	73,780
General and administrative	9,122	10,766	28,374	31,393
Depreciation and amortization	949	995	3,229	2,987
Total costs and expenses	32,308	35,877	99,117	108,160

Operating income	15,892	27,283	40,014	72,341

Other income (expense):
Interest expense	(26)	(31)	(76)	(83)
Interest and dividend income	29	362	120	1,040
Other, net	116	(58)	188	28
Total other income	119	273	232	985

Income before provision for income taxes	16,011	27,556	40,246	73,326

Provision for income taxes	6,180	10,626	15,932	28,291

Net income	$9,831	$16,930	$24,314	$45,035

Basic earnings per common share	$0.26	$0.45	$0.65	$1.21

Diluted earnings per common share	$0.26	$0.45	$0.65	$1.20

Basic weighted average number of shares outstanding	37,373	37,209	37,346	37,167

Diluted weighted average number of shares outstanding	37,550	37,541	37,481	37,478

HUB GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30, 2009	December 31, 2008
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$122,808	$85,799
Accounts receivable
Trade, net	158,629	145,362
Other	9,606	10,318
Prepaid taxes	132	123
Deferred taxes	6,064	5,430
Prepaid expenses and other current assets	6,155	4,346
TOTAL CURRENT ASSETS	303,394	251,378

Restricted investments	8,951	6,118
Property and equipment, net	28,686	32,713
Other intangibles, net	6,276	6,610
Goodwill, net	232,946	233,110
Other assets	1,648	1,747
TOTAL ASSETS	$581,901	$531,676
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$124,044	$105,064
Other	7,669	6,107
Accrued expenses
Payroll	9,691	9,988
Other	22,579	26,388
TOTAL CURRENT LIABILITIES	163,983	147,547

Non-current liabilities	11,073	9,535
Deferred taxes	64,408	59,410

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2009 and 2008	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2009 and 2008; 37,225,313 shares outstanding in 2009 and 36,970,347 shares outstanding in 2008	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2009 and 2008	7	7
Additional paid-in capital	170,725	174,355
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	289,601	265,287
Accumulated other comprehensive income	2	-
Treasury stock; at cost, 3,999,479 shares in 2009 and 4,254,445 shares in 2008	(102,852)	(109,419)
TOTAL STOCKHOLDERS' EQUITY	342,437	315,184
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$581,901	$531,676

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net income	$24,314	$45,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,282	5,326
Deferred taxes	4,465	7,459
Compensation expense related to share-based compensation plans	3,218	3,332
(Gain) loss on sale of assets	(21)	77
Changes in operating assets and liabilities:
Restricted investments	(2,833)	(1,883)
Accounts receivable, net	(12,555)	(44,723)
Prepaid taxes	(9)	-
Prepaid expenses and other current assets	(1,809)	(1,416)
Other assets	99	208
Accounts payable	20,542	29,920
Accrued expenses	(3,544)	(7,250)
Non-current liabilities	1,601	(242)
Net cash provided by operating activities	39,750	35,843
Cash flows from investing activities:
Proceeds from sale of equipment	72	857
Purchases of property and equipment	(2,534)	(7,219)
Cash used in acquisition of Comtrak, Inc.	-	(5,000)
Net cash used in investing activities	(2,462)	(11,362)
Cash flows from financing activities:
Proceeds from stock options exercised	155	401
Purchase of treasury stock	(1,096)	(2,215)
Excess tax benefits from share-based compensation	660	2,709
Net cash (used in) provided by financing activities	(281)	895

Effect of exchange rate changes on cash and cash equivalents	2	-

Net increase in cash and cash equivalents	37,009	25,376
Cash and cash equivalents beginning of period	85,799	38,002
Cash and cash equivalents end of period	$122,808	$63,378